Exhibit 99.1

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia CANADA V6E 2K3 TSX: KOR	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

August 4, 2015

VIA SEDAR

To: All Canadian Securities Regulatory Authorities

Subject:	Corvus Gold Inc. (the “Issuer)
	-	2015 Annual General Meeting

Dear Sirs/Mesdames:

We advise of the following with respect to the upcoming Meeting of Security Holders for the above-noted Issuer:

Meeting Type:	Annual General Meeting
Record Date for Notice of Meeting:	September 1, 2015
Record Date for Voting (if applicable):	September 1, 2015
Beneficial Ownership Determination Date:	September 1, 2015
Notice and Access – Registered Holders:	No
Notice and Access – Beneficial Holders:	No
Stratification:	No
Stratification Type:	N/A
Issuer Sending Materials Directly to NOBOs:	Yes
Issuer Paying to Send Materials to OBOs:	No
Meeting Date:	October 9, 2015
Meeting Location:	Corvus Gold Inc. - Boardroom
2300 – 1177 West Hastings Street
Vancouver, BC V6E 2K3

Description	CUSIP	ISIN
Common	221013105	CA2210131058

Yours truly,

CORVUS GOLD INC.

“Marla K. Ritchie”

Corporate Secretary

cc:	Jeff Durno, Cassels Brock (via email)
Pam Hosfield, Computershare Investor Services Inc. (via email)